UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2019

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Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota	55104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On March 18, 2019, Todd C. Slawson resigned as the Interim Chief Financial Officer of Image Sensing Systems, Inc. (the “Company”). His last day with the Company will be March 26, 2019.

(c)	Effective on March 19, 2019, the Company's Board of Directors appointed Theodore T. Johnson as the Company's Interim Chief Financial Officer. Mr. Johnson, age 51, most recently served as the International Finance Director of Textron Specialized Vehicles from March 2017 until February 2019. From March 2011 to March 2017, he was the International Finance Director of Arctic Cat Inc. Before his time at Arctic Cat Inc., he held various Chief Financial Officer and finance positions with AGA Medical Corporation, Element 5 AG, and Black & Decker. Mr. Johnson holds an active CPA in the state of Minnesota.

Mr. Johnson and the Company currently are not parties to an employment agreement.

(e)	Mr. Johnson will receive an annualized salary of $183,600. He and the Company are not parties to a bonus or equity award plan.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following document is hereby filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

99.1 Press Release dated March 21, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2019	Image Sensing Systems, Inc.

	By:	/s/ Theodore T. Johnson
Theodore T. Johnson
Interim Chief Financial Officer
(Interim Principal Financial Officer and Interim Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 21, 2019, of Image Sensing Systems, Inc.

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